UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2008

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

New Hampshire	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Trafalgar Square, Suite 449 Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 589-4097

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

As more fully described in the Current Report on Form 8-K of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) filed August 21, 2008, on August 15, 2008, ABA Retirement Funds (“ARF”), The Northern Trust Company (“Northern Trust”) and Northern Trust Investments, N.A., a wholly-owned subsidiary of Northern Trust (“NTI”), entered into a Fiduciary Investment Services Agreement (the “FISA Agreement”). The FISA Agreement provides, among other things, that on or about July 1, 2009 or such other date as the parties may agree, Northern Trust will be substituted for State Street Bank and Trust Company of New Hampshire (“State Street”) as trustee of the Collective Trust. As permitted by the FISA Agreement, Northern Trust will cause NTI to carry out Northern Trust’s obligations as trustee of the Collective Trust and related duties.

On December 6, 2008, ARF, ING Life Insurance and Annuity Company (“ILIAC”), and ING Institutional Plan Services, LLC, a wholly-owned affiliate of ILIAC (“IPS”), entered into a Program Services Agreement (the “PSA Agreement”). The PSA Agreement provides that it will become effective on May 1, 2009 or such earlier date as the parties may agree (the “PSA Effective Date”). The PSA Agreement provides, among other things, for the performance by ILIAC, through IPS, of the administrative, communication and marketing services now required by the Administrative and Investment Services Agreement (As Amended and Restated) between State Street Bank and Trust Company (“State Street Bank”) and ARF, dated November 18, 2002, as amended (the “AISA Agreement”), to be provided by State Street Bank.

Commencing on the PSA Effective Date, ILIAC will be paid a program expense fee by the Collective Trust at a base rate of (A) $135,250 for each of the first twelve calendar months after the PSA Effective Date, (B) $177,850 for each of the next twelve calendar months of the term of the PSA Agreement, and (C) $152,850 for each of the remaining calendar months of the term of the PSA Agreement, plus, for each calendar month of the term of the PSA Agreement, a fee based on the assets of the collective investment funds established under the Collective Trust calculated according to the following annual rate.

Value of Assets	Rate
First $4 billion	0.47%
Next $1 billion	0.36%
Next $1 billion	0.215%
Over $6 billion	0.22%

Pursuant to the PSA Agreement, ILIAC and IPS may not terminate the PSA Agreement prior to the close of business on the fifth anniversary of the PSA Effective Date unless such termination is for cause as provided therein. ARF may terminate the PSA Agreement at any time upon six months’ advance written notice to ILIAC and IPS. A copy of the PSA Agreement is filed as an exhibit hereto.

In anticipation of the implementation of the changes contemplated by the FISA Agreement and the PSA Agreement, on December 19, 2008, State Street Bank provided to ARF the required nine months’ notice (“Termination Notice”) to terminate the AISA Agreement with ARF as to all services provided under such agreement, effective as of September 30, 2009, subject to the earlier implementation of the FISA Agreement and the PSA Agreement. State

Street Bank’s current service agreement with IPS for the provision of recordkeeping and other administrative services to the Collective Trust, by its terms, will terminate automatically upon the cessation of State Street Bank’s obligation to provide services under the AISA Agreement. A copy of the Termination Notice is filed as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit

10.7.8	Notice of Termination from State Street Bank and Trust Company to ABA Retirement Funds, dated December 19, 2008.

10.27	Program Services Agreement by and among ABA Retirement Funds, ING Life Insurance and Annuity Company and ING Institutional Plan Services, LLC, dated December 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: December 24, 2008	By:	/s/ Robert E. Fullam
Name: Robert E. Fullam Title: Chief Financial Officer

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